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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 24, 1999


                   CONSOLIDATED CAPITAL OF NORTH AMERICA, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


              Colorado                      0-21821              93-0962072
--------------------------------           -----------       ------------------
   State or Other Jurisdiction             Commission           IRS Employer
Of Incorporation or Organization           File Number       Identification No.


                410 17th Street, Suite 400 Denver, Colorado 80202
             ------------------------------------------------------
               Address of Principal Executive Offices and Zip Code


        Registrant's telephone number, including area code (888) 313-8051
                                                          ----------------

Item 2.           Acquisition or Disposition of Assets.

                  (a) On August 23, 1999, Capitol Metals Co. ("Capitol"), a wholly-owned operating subsidiary of Consolidated Capital of North America, Inc. (the "Company"), made a general assignment for the benefit of its creditors to Maximum Asset Recovery Services, Inc. ("Maximum"), as assignee, pursuant to Section 493.010 ET. SEQ. of the California Code of Civil Procedure. Maximum will liquidate Capitol's assets and will distribute the proceeds thereof, after payment of Maximum's fees and expenses and all other administrative claims, to Capitol's creditors in accordance with applicable law.

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                  (b)      Effective as of August 26, 1999, Angeles Metal Trim
Co. ("Angeles"), a wholly-owned operating subsidiary of the Company, made a general assignment for the benefit of its creditors to C.F. Boham Company, Inc. d/b/a The Hamer Group ("Hamer"), as assignee, pursuant to Section 493.0 10 ET. SEQ. of the California Code of Civil Procedure. Hamer will liquidate Angeles' assets and will distribute the proceeds thereof, after payment of Hamer's fees and expenses and all other administrative claims, to Angeles' creditors in accordance with applicable law.


Item 7.           Financial Statements and Exhibits.

                  (c)      EXHIBITS.

                           2.1 General Assignment, dated August 23, and August 26, 1999 between Capitol and Maximum.

                           2.2 General Assignment, dated August 23, and August 26, 1999, between Angeles and Hamer.



                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                     CONSOLIDATED CAPITAL OF NORTH AMERICA, INC.



                                     By: /s/ Donald R. Jackson
                                        --------------------------
                                         Donald R. Jackson
                                         Secretary / Treasurer



Date:  September 24, 1999


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